Exhibit 1.A.(1)(b)

CERTIFICATION

I, Barbara L. Secor, being a duly constituted Assistant Secretary of Transamerica Financial Life Insurance Company (“TFLIC”), a corporation duly organized and existing under the laws of New York hereby certify that the following is a true and correct copy of resolutions adopted by the Board of Directors of TFLIC by Unanimous Written Consent dated May 23, 2014, and that said resolutions are still in full force and effect:

RESOLVED, that the Directors of Transamerica Financial Life Insurance Company (“TFLIC”) hereby approve the terms and form of the Agreement and Plan of Merger by and between TFLIC and Transamerica Advisors Life Insurance Company of New York, a copy of which is attached hereto, wherein TFLIC will be the surviving corporation, and that the effective date of the merger will be July 1, 2014, or such other date, subject to the appropriate regulatory approvals, including the approval of the New York Insurance Division; and

FURTHER RESOLVED, that the Agreement and Plan of Merger be submitted and recommended for approval to the Shareholders of TFLIC; and

FURTHER RESOLVED, that the officers of TFLIC are hereby authorized and directed to take such action, execute and file those documents necessary to effectuate such merger; and

FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they are hereby authorized to execute and file any such documents which are required to be filed with any state insurance department in connection with the merger; and

FURTHER RESOLVED, that, if with respect to any state insurance department or other governmental agency, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted at this meeting; and the Secretary or an Assistant Secretary of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted at this meeting.

Dated this 13th day of June, 2014.

/s/ Barbara L. Secor

Barbara L. Secor

WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

May 23, 2014

The undersigned, being all of the Directors of Transamerica Financial Life Insurance Company, a New York corporation (hereafter referred to as the “Company”), acting as authorized pursuant to Section 708(b) of the New York Business Corporation Law, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

RESOLVED, that the officers of the Company be and they are hereby instructed to submit the following resolutions, with the recommendation of the Board of Directors that said resolutions be adopted, to the Shareholders of the Company:

RESOLVED, that the text of the first paragraph of Article 7 of the Company’s Charter, which states the number of authorized capital stock of the Company, is amended to read as herein set forth in full:

“The authorized capital stock of the Company shall be Three Million Six Hundred Sixty Thousand Dollars ($3,660,000) represented by Twenty Four Thousand (24,000) shares of Common Stock of a Par Value of $125.00 each, and Sixty Six Thousand (66,000) shares of Preferred Stock of a Par Value of $10.00 each.”

RESOLVED, that the Directors of Transamerica Financial Life Insurance Company (“TFLIC”) hereby approve the terms and form of the Agreement and Plan of Merger by and between TFLIC and Transamerica Advisors Life Insurance Company of New York, a copy of which is attached hereto, wherein TFLIC will be the surviving corporation, and that the effective date of the merger will be July 1, 2014, or such other date, subject to the appropriate regulatory approvals, including the approval of the New York Insurance Department; and

FURTHER RESOLVED, that the Agreement and Plan of Merger be submitted and recommended for approval to the Shareholders of TFLIC; and

FURTHER RESOLVED, that the officers of TFLIC are hereby authorized and directed to take such action, execute and file those documents necessary to effectuate such merger; and

FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they are hereby authorized to execute and file any such documents which are required to be filed with any state insurance department in connection with the merger; and

FURTHER RESOLVED, that, if with respect to any state insurance department or other governmental agency, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted at this meeting; and the Secretary or an Assistant Secretary of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted at this meeting.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of Transamerica Financial Life Insurance Company as of the date first hereinabove set forth.

Elizabeth Belanger	Peter G. Kunkel

William Brown, Jr.	John T. Mallett

Marc Cahn	Peter P. Post

Steven E. Frushtick

TFLIC2014B1

AGREEMENT AND PLAN OF MERGER

OF

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

INTO

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

This AGREEMENT AND PLAN OF MERGER (“the Agreement”), dated as of                     , 2014, is entered into by Transamerica Advisors Life Insurance Company of New York (“TALICNY”), a New York stock corporation, having its principal office at 440 Mamaroneck Avenue, Harrison, New York 10528, and Transamerica Financial Life Insurance Company (“TFLIC”), a New York stock corporation, having its principal office at 440 Mamaroneck Avenue, Harrison, New York 10528.

WITNESS

WHEREAS, the respective Boards of Directors of TALICNY and TFLIC have determined that it is advisable that TALICNY be merged with and into TFLIC on the terms and conditions set forth in this Agreement and in accordance with applicable provisions of the laws of the State of New York (“the Merger”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained in this Agreement, it is hereby agreed by the parties that TALICNY shall be merged into TFLIC pursuant to Article 71 of the New York Insurance Law (“the Insurance Law”), and in accordance with the following Plan of Merger:

ARTICLE I

NAMES OF CONSTITUENT COMPANIES

Section 1.1	The name of the company to be merged is Transamerica Advisors Life Insurance Company of New York (“TALICNY”), a New York stock life insurance company originally incorporated on November 28, 1973 as Agway Life Insurance Company, and its name thereafter changed to Royal Tandem Life Insurance Company in 1986, and then to ML Life Insurance Company of New York in 1991. The present name was adopted July 1, 2010.

Section 1.2	The name of the company into which TALICNY will merge is Transamerica Financial Life Insurance Company (“TFLIC”), a New York stock life insurance company incorporated on October 3, 1947, which will be the surviving company in the merger. TFLIC was originally incorporated under the name of ZURICH Life Insurance Company, and its name was thereafter changed to Dreyfus Life Insurance Company in 1982, and then to AUSA Life Insurance Company, Inc., in 1993. The present name was adopted April 1, 2003. TALICNY and TFLIC are sometimes together referred to in this Agreement as the “Constituent Companies”.

ARTICLE II

SHARES OF CONSTITUENT COMPANIES

Section 2.1	TALICNY has 220,000 authorized shares of voting common stock at a par value of $10.00 each, all of which are issued and outstanding and wholly-owned by AEGON USA, LLC, TALICNY’s direct parent company.

Section 2.2	TFLIC has 24,000 authorized shares of voting common stock at a par value of $125.00 each, of which 14,391 shares are owned by AEGON USA, LLC and 2,075 are owned by Transamerica Life Insurance Company, and TFLIC has 66,000 shares of preferred stock at a par value of $10.00 per share, of which 38,609 shares are owned by AEGON USA, LLC and 5,566 shares are owned by Transamerica Life Insurance Company.

ARTICLE III

THE MERGER

Section 3.1	Upon the terms and subject to the conditions of this Agreement, on the Effective Date (as defined in Section 3.2) in accordance with the Insurance Law and the New York Business Corporation Law (“the Business Corporation Law”), TALICNY shall be merged into TFLIC and the separate existence of TALICNY shall cease. TFLIC shall be the surviving company in the Merger (“the Surviving Company”).

Section 3.2	The effective date of the Merger shall be as of 12:01 a.m. on July 1, 2014 (“the Effective Date”), provided a properly executed and certified copy of this Agreement, together with a Certificate of Adoption of each of TALICNY and TFLIC as prescribed by Section 7105 of the Insurance Law certifying that all shareholder action required by Section 7104 of the Insurance Law with respect to the Merger has been taken and a certificate as prescribed by Section 7110 of the Insurance Law of each of TALICY and TFLIC, shall have been filed with and approved by the Superintendent of Financial Services Insurance of the State of New York (“the Superintendent”), and a certified copy of this Agreement with the approval of the Superintendent endorsed thereon shall have been filed in the office of the clerk of the county in which the principal office of each Constituent Company is located as required by Section 7108 of the Insurance Law. Such filing with the Superintendent shall take place as soon as practicable after all actions required to be taken under this Agreement or pursuant to the Insurance Law or the Business Corporation Law prior to consummation of the Merger have been taken or completed, as appropriate.

ARTICLE IV

EFFECT OF THE MERGER

Section 4.1	The Merger shall have the effects set forth in Section 906 of the Business Corporation Law and Sections 7112, 7114, and 7115 of the Insurance Law. In accordance with Section 7109 of the Insurance Law, the Merger shall not enlarge the charter powers of the Surviving Company except in conformity with the provisions of the proposed charter as described in Section 5.1 below.

Section 4.2	The manner and basis of converting the shares of the Constituent Companies shall be as follows: In exchange for its agreement to merge TALICNY into TFLIC, AEGON USA, LLC shall receive a proportionate number of TFLIC shares equal in value to the fair market value of TALICNY relative to the fair market value of the combined TALICNY and TFLIC companies. TALICNY stock shall be deemed canceled by operation of law.

ARTICLE V

THE SURVIVING COMPANY

Section 5.1	The Charter of the surviving company shall be as attached hereto as Appendix A.

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Section 5.2	The Bylaws of the surviving company shall be those of TFLIC.

Section 5.3	The directors and officers of TFLIC in office on the Effective Date of the Merger shall continue in office and shall constitute the directors and officers of the Surviving Company for the terms for which they have been elected and until their respective successors shall be elected.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1	If at any time the Surviving Company shall consider or be advised that any further assignments, assurances in law, or any other things are necessary or desirable to vest in the Surviving Company the title to any property or rights of TALICNY, the proper officers and directors of TALICNY as of the Effective Date of the Merger shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Company, and otherwise to carry out the purposes of this Agreement.

Section 6.2	The Surviving Company shall pay all expenses of the parties incurred in connection with the Merger.

Section 6.3	This Agreement may be abandoned any time prior to the Effective Date if the Boards of Directors of the Constituent Companies mutually agree to such abandonment. In the event of the abandonment of this Agreement by the Boards of Directors of the Constituent Companies, this Agreement shall terminate and have no effect. Each Constituent Company shall pay its own expenses incident to preparation for carrying out this Agreement, and there shall be no liability on the part of either TALICNY or TFLIC or their respective Boards of Directors or stockholders under this Agreement.

Section 6.4	Anything in this Agreement or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time by action taken by the respective Boards of Directors of the Constituent Companies, and, in the case of an interpretation, the actions of such Boards of Directors shall be binding.

Section 6.5	This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, this Agreement having been authorized, adopted and approved by resolutions duly adopted by the respective Boards of Directors of TALICNY and TFLIC and having been approved by resolutions duly and unanimously adopted by written consent of the shareholders of both Constituent Companies, each party has caused this Agreement to be executed on its behalf and its corporate seal to be affixed to this Agreement by its duly authorized officers, all as of the above date.

[SEAL]	TRANSAMERICA ADVISORS LIFE
INSURANCE COMPANY OF NEW YORK

By:
Thomas A. Swank, President

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ACKNOWLEDGEMENT

State of Iowa

County of Linn

On this         day of             , 2014, before me, the undersigned Notary Public, personally appeared Thomas A. Swank, President of Transamerica Advisors Life Insurance Company of New York (“TALICNY”), and, being duly sworn, affirmed that the seal affixed to the foregoing Agreement and Plan of Merger of Transamerica Advisors Life Insurance Company of New York and Transamerica Financial Life Insurance Company (“the Agreement”), is the seal of TALICNY, that Agreement was signed on behalf of TALICNY by authority of its Board of Directors, and acknowledged the execution of the Agreement to be the voluntary act and deed of TALICNY by him voluntarily executed.

Notary Public in and for the State of Iowa

[SEAL]	TRANSAMERICA ADVISORS LIFE INSURANCE
COMPANY OF NEW YORK

By:
Darin D. Smith, Secretary

ACKNOWLEDGEMENT

State of Iowa

County of Linn

On this          day of             , 2014, before me, the undersigned Notary Public, personally appeared Darin D. Smith, Secretary of Transamerica Advisors Life Insurance Company of New York (“TALICNY”), and, being duly sworn, affirmed that the seal affixed to the foregoing Agreement and Plan of Merger of Transamerica Advisors Life Insurance Company of New York and Transamerica Financial Life Insurance Company (“the Agreement”), is the seal of TALICNY, that Agreement was signed on behalf of TALICNY by authority of its Board of Directors, and acknowledged the execution of the Agreement to be the voluntary act and deed of TALICNY by him voluntarily executed.

Notary Public in and for the State of Iowa

[SEAL]	TRANSAMERICA FINANCIAL LIFE
INSURANCE COMPANY

By:
Peter G. Kunkel, President

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ACKNOWLEDGEMENT

State of New York

County of Westchester

On this         day of             , 2014, before me, the undersigned Notary Public, personally appeared Peter G. Kunkel, President of Transamerica Financial Life Insurance Company (“TFLIC”), and, being duly sworn, affirmed that the seal affixed to the foregoing Agreement and Plan of Merger of Transamerica Advisors Life Insurance Company of New York and Transamerica Financial Life Insurance Company (“the Agreement”), is the seal of TFLIC, that Agreement was signed on behalf of TFLIC by authority of its Board of Directors, and acknowledged the execution of the Agreement to be the voluntary act and deed of TFLIC by him voluntarily executed.

Notary Public in and for the State of New York

[SEAL]	TRANSAMERICA FINANCIAL LIFE
INSURANCE COMPANY

By:
Craig D. Vermie, Secretary

ACKNOWLEDGEMENT

State of Iowa

County of Linn

On this         day of             , 2014, before me, the undersigned Notary Public, personally appeared Craig D. Vermie, Secretary of Transamerica Financial Life Insurance Company (“TFLIC”), and, being duly sworn, affirmed that the seal affixed to the foregoing Agreement and Plan of Merger of Transamerica Advisors Life Insurance Company of New York and Transamerica Financial Life Insurance Company (“the Agreement”), is the seal of TFLIC, that Agreement was signed on behalf of TFLIC by authority of its Board of Directors, and acknowledged the execution of the Agreement to be the voluntary act and deed of TFLIC by him voluntarily executed.

Notary Public in and for the State of Iowa

Agreement and Plan of Merger

TALICNY and TFLIC

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